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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

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                  SUBSIDIARY NAME                                          STATE OF INCORPORATION
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
GMGP, Inc.                                                                         Georgia
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Gift Mart Limited Partner, Inc                                                     Georgia
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LFGP, Inc.                                                                         Georgia
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E. C. Holdings, Inc.                                                               Georgia
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AMC Tampa, Inc.                                                                    Florida
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